UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 9, 2019

GLOBAL BRASS AND COPPER HOLDINGS, INC.

  (Exact name of Registrant as Specified in its Charter)

Delaware	001-35938	06-1826563
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File No.)	Identification No.)

475 N. Martingale Road Suite 1050 Schaumburg, IL	60173
(Address of Principal Executive Offices)	(Zip Code)

(847) 240-4700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
  (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.
Merger Agreement
On April 9, 2019, Global Brass and Copper Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Wieland Holdings, Inc., an Illinois corporation (“Parent”), Elephant Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and Wieland-Werke Aktiengesellschaft, a German stock corporation (“Parent Holdco”).
Transaction Structure
The Merger Agreement provides, among other things and subject to the terms and conditions set forth therein, that Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly owned, indirect subsidiary of Parent Holdco.  The Merger Agreement provides that each share of common stock, par value $0.01 per share, of the Company (“Common Stock”) outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than shares of Common Stock held by the Company in treasury, shares of Common Stock held by Parent Holdco or any wholly owned subsidiary of the Company or Parent Holdco, and shares of Common Stock held by stockholders of the Company who have not voted in favor of the adoption of the Merger Agreement and who are entitled to and have properly exercised, and have not lost or properly withdrawn their demand for, appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware) will, at the Effective Time, automatically be cancelled and converted into the right to receive $44 in cash (the “Merger Consideration”), without interest thereon, subject to applicable withholding taxes.
Pursuant to the Merger Agreement, as of the Effective Time, each option to acquire shares of Common Stock (“Company Stock Option”), whether vested or unvested, that is outstanding and unexercised as of immediately prior to the Effective Time will be cancelled and converted automatically into the right to receive an amount in cash (without interest) equal to the product of (i) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Stock Option, multiplied by (ii) the total number of shares of Common Stock subject to such Company Stock Option immediately prior to the Effective Time.  Any Company Stock Option with an exercise per share of Common Stock that is equal to or greater than the Merger Consideration will be cancelled for no consideration as of the Effective Time. Each Company restricted share or restricted share unit award (each, a “Company RSA Award”) that is outstanding and subject solely to time-based vesting requirements as of immediately prior to the Effective Time, including any portion of a Company PS Award (defined below) for which the applicable performance period has ended prior to the Effective Time but that then remains subject to continued time-based vesting, will be cancelled and converted automatically into the right to receive an amount in cash (without interest) equal to the Merger Consideration and the amount, payable in cash (without interest), of all then unpaid dividends and dividend equivalents that have accrued as of immediately prior to the Effective Time with respect to such Company RSA Award that would otherwise be payable upon vesting of the Company RSA Award. Each Company restricted share unit award that is outstanding and subject to performance-based vesting requirements as of immediately prior to the Effective Time (“Company PS Award”) will be cancelled and converted automatically into the right to receive an amount in cash (without interest) equal to the Merger Consideration assuming, for this purpose, that (x) Company PS Awards granted in 2018 were achieved at 200% of target and (y) Company PS Awards granted in 2019 were achieved at 150% of target; and the amount, payable in cash (without interest) of all then unpaid dividends and dividend equivalents that have accrued as of immediately prior to the Effective Time with respect to such Company PS Award that would otherwise become payable at the time of the Company PS Award’s vesting.
The Company’s board of directors (the “Company Board”) has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are in the best interests of, the Company and its stockholders, (ii) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement be submitted to the Company’s stockholders for approval and (iv) recommended that the Company’s stockholders approve and adopt the Merger Agreement and approve the Merger.

Conditions to the Merger and Closing
The obligation of the parties to complete the Merger is subject to customary closing conditions, including, among others:
●	the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon (the “Company Stockholder Approval”);
●
(i) the expiration or earlier termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (ii) receipt of CFIUS Approval (as defined in the Merger Agreement), and (iii) the passage of sixty days after the parties notified the U.S. Department of State’s Directorate of Defense Trade Controls (“DDTC”) of the transactions contemplated by the Merger Agreement and the Company’s registration under the International Traffic and Arms Regulations shall not have been revoked or otherwise failed to be renewed in response to such notice given to the DDTC  due to concerns arising from the Merger or the identity of Parent Holdco, Parent or Merger Sub;

●	the absence of any law, order or injunction of a court of competent jurisdiction or governmental entity restraining, enjoining or otherwise prohibiting the consummation of the Merger;
●	the accuracy of the representations and warranties contained in the Merger Agreement (generally subject to certain materiality qualifiers);
●	the absence of a Company material adverse effect; and
●	the performance, in all material respects, by the parties of their respective obligations required by the Merger Agreement to be performed prior to the Effective Time.
Solicitation
During the period from April 9, 2019 and continuing until 11:59 p.m. (New York time) on May 9, 2019 (the “Go-Shop Period”), the Company, its subsidiaries and its and their respective representatives have the right to (i) initiate, solicit and encourage any inquiries with respect to the making of any proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal (as defined in the Merger Agreement), (ii) engage in and otherwise participate in any discussions or negotiations regarding an Acquisition Proposal or that would reasonably be expected to lead to an Acquisition Proposal, (iii) cooperate with, assist, participate in or facilitate any such inquiries, proposals, offers, discussions or negotiations or any effort or attempt to make any Acquisition Proposal, and (iv) provide nonpublic information to any person relating to the Company or any of its subsidiaries with respect to an Acquisition Proposal, subject to certain limitations.
From and after May 9, 2019, the Company must comply with customary non-solicitation restrictions, except that the Company may, (i) subject to certain limitations, continue to engage in discussions, negotiations and otherwise prohibited activities with any party (a “Go Shop Party”) from which the Company received a written Acquisition Proposal during the Go-Shop Period that the Company Board has determined in good faith (after consultation with its financial advisor of nationally recognized reputation and outside legal counsel) constitutes, or could reasonably be expected to lead to, a Superior Proposal (as defined in the Merger Agreement) until the earlier of (x) May 24, 2019 or (y) the time that such Go Shop Party withdraws, cancels, terminates or lets its Acquisition Proposal expire or otherwise fails to be an Excluded Party (as defined in the Merger Agreement) (the earlier of the times set forth in clause (x) and (y), the “Cut-off Time”), and (ii) until such time as the Company Stockholder Approval is obtained, respond to an unsolicited bona fide written Acquisition Proposal, which was not obtained in violation of the non-solicitation restrictions set forth in the Merger Agreement, that the Company Board determines in good faith, after consultation with its financial advisor of nationally recognized reputation and outside legal counsel, (A) that such Acquisition Proposal constitutes, or would reasonably be expected to lead to a Superior Proposal and (B) the failure to respond with respect to such Acquisition Proposal would be inconsistent with the Company Board’s fiduciary duties under applicable law.

The Company Board has agreed to recommend that the Company’s stockholders adopt the Merger Agreement and subject to certain exceptions, the Company Board may not withhold, withdraw, qualify or modify in a manner adverse to Parent Holdco, Parent or Merger Sub such recommendation or take certain similar actions that are referred to in the Merger Agreement as a “Change of Recommendation.”  However, the Company may, before the Company Stockholder Approval is obtained, make a Change of Recommendation in connection with a Superior Proposal or Intervening Event (as defined in the Merger Agreement) if the Company complies with certain notice and other requirements set forth in the Merger Agreement, including providing Parent Holdco, Parent and Merger Sub an opportunity to negotiate with the Company to make adjustments to the terms of the Merger Agreement that would obviate the need for the Company to make a Change of Recommendation or terminate the Merger Agreement prior to the receipt of the Company Stockholder Approval in order to enter into a definitive agreement providing for a Superior Proposal.  If the Company does terminate the Merger Agreement prior to the receipt of the Company Stockholder Approval in order to enter into a definitive agreement providing for a Superior Proposal, the Company is obligated to pay to pay the Termination Fee (as defined in the Merger Agreement).
Other Terms of the Merger Agreement
The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants:
●
during the period between the date of the Merger Agreement and the Effective Time, to conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted and to refrain from undertaking a customary list of prohibited actions;

●
during the period between the date of the Merger Agreement and the Effective Time, to use commercially reasonable efforts to preserve its business organization intact in all material respects and maintain relations in all material respects with its employees, unions, key customers and suppliers with whom the Company has significant business relationships;

●	to convene a meeting of the holders of its Common Stock for the purpose of obtaining the Company Stockholder Approval (“Stockholders Meeting”); and
●
to use reasonable best efforts to take all actions to complete the Merger, including cooperating to obtain antitrust clearance under the HSR Act, CFIUS Approval and to notify the DDTC of the transaction, in each case, subject to the terms of the Merger Agreement.

The Merger Agreement contains certain termination rights, including, the right of either party to terminate the Merger Agreement, subject to certain customary exceptions, if (i) the Merger is not consummated on or before December 31, 2019 (the “Termination Date”), which date will automatically extend until March 31, 2020 if, as of December 31, 2019, any of the closing conditions relating to the Company Stockholder Approval, regulatory approvals or governmental orders restraining the Merger, are not then satisfied, (ii) the Stockholders Meeting has been held and completed and the Company Stockholder Approval has not been obtained, (iii) any order by a governmental entity of competent jurisdiction permanently restraining, enjoining or otherwise prohibiting consummation of the Merger becomes final and non-appealable, (iv) a governmental entity of competent jurisdiction has issued a Deemed CFIUS Order (as defined in the Merger Agreement), or (v) the other party is in material uncured breach of its representations, warranties or covenants, which breach would give rise to the failure of certain closing conditions.
The Company must pay to Parent the applicable Termination Fee under the Merger Agreement if the Merger Agreement is terminated:
●
by the Company at any time prior to the time the Company Stockholder Approval is obtained in order to enter into an Alternative Acquisition Agreement (as defined in the Merger Agreement) providing for a Superior Proposal;

●
by Parent at any time prior to the time the Company Stockholder Approval is obtained (i) if the Company Board makes a Change of Recommendation or (ii) the Company delivers a Triggering Notice (as defined in the Merger Agreement) to Parent Holdco or Parent; or

●
by (1) Parent Holdco, Parent or the Company, if the Merger has not been consummated by the Termination Date, (2) Parent Holdco, Parent or the Company, if the Stockholders Meeting has been held and completed and the Company Stockholder Approval has not been obtained, or (3) Parent Holdco or Parent, if there has been a material uncured breach by the Company of its representations, warranties or covenants, which breach would give rise to the failure of certain closing conditions and, in each case, (i) after April 9, 2019 and prior to such termination, an Acquisition Proposal becomes publicly known or any person shall have publicly announced an intention to make an Acquisition Proposal and (ii) within twelve months of such termination, the Company or any of its subsidiaries enters into a definitive agreement for any Acquisition Proposal or any Acquisition Proposal has been consummated.

The Termination Fee is equal to $39,952,535 in each of the foregoing circumstances, except that the Termination Fee shall be equal to $19,976,267 in the event that the Agreement is terminated by the Company prior to the Cut-off Time to enter into an Alternative Acquisition Agreement providing for a Superior Proposal with an Excluded Party that made an Acquisition Proposal during the Go-Shop Period.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.  The summary and the copy of the Merger Agreement are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the U.S. Securities and Exchange Commission (“SEC”).
The Merger Agreement has been included to provide investors with information regarding its terms.  It is not intended to provide any other factual information about the Company, Parent Holdco, Parent, Merger Sub or their respective subsidiaries or affiliates.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to important qualifications and limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures.  The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent Holdco, Parent and Merger Sub and the transactions contemplated by the Merger Agreement that will be contained in or attached as an annex to the proxy statement that the Company will file in connection with the transactions contemplated by the Merger Agreement, as well as in the other filings that the Company will make with the SEC.  The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading.
If the Merger is consummated, following the Effective Time, the Company’s Common Stock will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934 (the “Exchange Act”).

Financing
The transactions contemplated by the Merger Agreement are not subject to any financing condition. Parent Holdco has secured appropriate financing facilities.
Item 5.02(e). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 9, 2019, the Company Board approved a form of amendment to (x) the employment agreement for John J. Wasz and (b) the severance agreements for each of Devin K. Denner, William G. Toler, Dennis Flynn and Dale R. Taylor (together with Mr. Wasz, the “Executives”), substantially in the form attached hereto as Exhibit 10.1 (the “Form of Amendment to Executive Agreement”). The Form of Amendment to Executive Agreement is intended to amend each Executive’s employment agreement or severance agreement, as applicable, to add a 280G “best-net” provision consistent with that which is applicable to other Company executives. The provision generally provides that to the extent any payments (“Payments”) paid or payable to an Executive would constitute “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) subject to the excise tax under Section 4999 of the Code, such Payments shall be reduced so that the present value of any such Payments will be equal to 2.99 times the Executive’s “base amount” within the meaning of Section 280G of the Code (the “Reduced Amount”), but only if doing so would result in a net after-tax payment to the Executive that is greater than the amount the Executive would receive if the full amount of Payments were made (assuming no reduction and net of all applicable taxes (including any excise tax under Section 4999 of the Code)).

The foregoing description of the Form of Amendment to Executive Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Amendment to Executive Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.
Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Parent Holdco.  In connection with the proposed transaction, the Company intends to file with the Securities and Exchange Commission (SEC) and furnish to its stockholders a proxy statement and other relevant documents which will be mailed or otherwise disseminated to its stockholders when it becomes available.  BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Investors may obtain a free copy of the proxy statement (when it becomes available) and other relevant documents filed by the Company with the SEC at the SEC’s Web site at http://www.sec.gov.  The proxy statement and such other documents once filed by the Company with the SEC may also be obtained for free from the Investor Relations section of the Company’s web site (https://ir.gbcholdings.com/) or by directing a request to: Global Brass and Copper Holdings, Inc., 475 N. Martingale Road, Suite 1200, Schaumburg, IL 60173, Attention: Investor Relations.
Participants in the Solicitation
The Company and its officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information about the Company’s executive officers and directors is set forth in its Annual Report on Form 10-K, which was filed with the SEC on February 28, 2019, and the proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on March 29, 2019. Investors may obtain more detailed information regarding the direct and indirect interests of the Company and its executive officers and directors in the acquisition by reading the preliminary and definitive proxy statement regarding the proposed transaction when it is filed with the SEC.  When available, you may obtain free copies of these documents as described in the preceding paragraph.

Forward-Looking Statements
Certain statements contained in this document constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same.  When used in this Form 8-K, the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions are intended to identify forward-looking statements. Statements regarding whether and when the proposed transaction will be consummated and the anticipated benefits thereof, among others, may be forward-looking. This Form 8-K contains forward-looking statements that involve risks and uncertainties concerning Parent’s proposed acquisition of the Company, the Company’s expected financial performance, as well as the Company’s strategic and operational plans. Actual events or results may differ materially from those described in this Form 8-K due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that the Company may be unable to obtain required stockholder approval or that other conditions to closing the proposed transaction may not be satisfied, such that the proposed transaction will not close or that the closing may be delayed; general economic conditions; the proposed transaction may involve unexpected costs, liabilities or delays; risks that the transaction disrupts current plans and operations of the Company; the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement. For more details on these and other potential risks and uncertainties, please refer to the proxy statement when filed and the documents that the Company files with the SEC on Forms 10-K, 10-Q and 8-K. All forward-looking statements speak only as of the date of this Form 8-K or, in the case of any document incorporated by reference, the date of that document. The Company is under no duty to update any of the forward-looking statements after the date of this Form 8-K to conform to actual results, except as required by applicable law.
Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of April 9, 2019, by and among Wieland Holdings, Inc., Elephant Acquisition Corp., Global Brass and Copper Holdings, Inc. and Wieland-Werke Aktiengesellschaft. *

10.1	Form of Amendment to Executive Agreement

*
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  A copy of any omitted schedule will be furnished supplementally to the SEC upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

 INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of April 9, 2019, by and among Wieland Holdings, Inc., Elephant Acquisition Corp., Global Brass and Copper Holdings, Inc. and Wieland-Werke Aktiengesellschaft. *

10.1	Form of Amendment to Executive Agreement

*
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  A copy of any omitted schedule will be furnished supplementally to the SEC upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL BRASS AND COPPER HOLDINGS, INC.

By:	/s/ Christopher J. Kodosky
Christopher J. Kodosky
Chief Financial Officer
 Date:  April 11, 2019